EXHIBIT 10.44


THIS AMENDED AGREEMENT dated the 25th day of July, 2000

AMONG:

          EUROGAS INC., a company incorporated in the State of Utah,
          United States of America with offices at 22 Upper Brook
Street
          London, England

          (hereinafter called "Eurogas")

                                                OF THE FIRST PART

AND:

          PAN ASIA MINING CORP., a company continued under the laws of the Yukon Territory, Canada, with its offices located at
          P.O. Box 48404, 595 Burrard Street, Vancouver, BC,
          Canada,
          V7X 1L7

          (hereinafter called "Pan Asia")

                                               OF THE SECOND PART

AND:

          OXBRIDGE LIMITED, a company incorporated in St. Vincent and the Grenadines with offices at Arthur House, 50A Portland Road, London, SE 254PQ, United Kingdom

          (hereinafter called "Oxbridge")

                                                OF THE THIRD PART

WHEREAS:

A. Eurogas, Pan Asia and Oxbridge entered into an agreement dated the 14th day of July, 2000 ("the Agreement").

B. Eurogas, Pan Asia and Oxbridge with to terminate the Agreement as effective immediately, all terms are null and void and replaced in its entirety with this agreement (the
     "Amendment Agreement").

C. Eurogas, entered into an agreement (the "Loan Agreement") with Pan Asia dated March 3, 1999 pursuant to which Eurogas agreed to loan to Pan Asia $3,000,000 Cdn. No funds have been advanced pursuant to the Loan Agreement.

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D.   Oxbridge is prepared to take an assignment, by way of
     novation of the obligations and rights of Eurogas contained in the Loan Agreement.

     NOW THEREFORE, IN CONSIDERATION of the premises and the undertakings hereinafter set out, the parties agree as follows:

1. Pan Asia hereby consents to Eurogas assigning by novation to Oxbridge the benefits and obligations of Eurogas contained in the Loan Agreement including the warrant rights (the
     "Warrant") granted to Eurogas therein.

2. Notwithstanding the terms of the Loan Agreement and the Agreement, Pan Asia undertakes to Oxbridge that Pan Asia will only call on the Loan funds to be advanced in accordance with the following schedule and time shall be of the essence:

          (a)  $500,00 0 upon signing of this Amended Agreement;
          (b) an additional $300,000 within the next three (3) month period;
          (c)  an additional $400,000 within the following three
          (3)  month period; and
          (d) the balance of the loan amount not before July 14, 2001.

All funds are to be wired by Oxbridge directly into the account of Pan Asia, as follows:

     Pan Asia Mining Corp.
     Account Number 1741-155
     Transit Number 7-0004
     Bank of Montreal
     595 Burrard Street
     Vancouver, BC
     V7X 1L7
     Canada

3. Schedule "A" to the Loan Agreement shall be deleted and be of no further force or effect.

4. Pan Asia warrants to Eurogas that the Warrants have not as yet been issued and that Pan Asia will issue the Warrants in the name of Oxbridge and delivered as directed in writing to Oxbridge. Pan Asia will use its best efforts to successfully apply to have the warrant expiry date extended to two (2) years form the date hereof, subject to approval by the Canadian Venture Exchange.

5. Any notice or consent to be given or documents pursuant to the terms of this Amended Agreement shall be deemed to have been duly and properly given or delivered if delivered personally or by international courier service, or if mailed by registered post, to the intended recipient at the address set forth on the first page of this Amended Agreement and any notice or document given as aforesaid shall be deemed to have been received when delivered, or if mailed, on the fifth (5) mail delivery date next following the date on which it was mailed. Any party may, by notice given aforesaid, change its address for service.

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6.   The parties hereby agree to do all such further acts and to execute and deliver all such further documents as may be deemed necessary to more fully carry out the intent and terms of this Amended Agreement. Each party confirms that it has received such independent legal advice as it deems necessary before entering into this Amended Agreement.

7. This Amended Agreement may be executed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

8. The terms and provisions of this Amended Agreement constitutes the entire agreement between the parties and superseded all previous oral or written communications regarding the matters dealt with herein.

9. This Amended Agreement may not be modified or amended, except by an instrument in writing, signed by all parties hereto.

10. This Amended Agreement shall enure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

     IN WITNESS WHEREOF the parties hereto have executed this Amended Agreement as of the day and year first above written.

EUROGAS INC.

Per:  /s/ Karl Arleth
    -----------------
Authorized Signatory


PAN ASIA MINING CORP.

Per:
Authorized Signatory


OXBRIDGE LIMITED
Per:
Authorized Signatory


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